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                                                                     EXHIBIT 4.2

                    FOURTH AMENDMENT TO PARTNERSHIP AGREEMENT

        THIS FOURTH AMENDMENT TO PARTNERSHIP AGREEMENT (the "Amendment") is made and entered into as of the 28th day of March, 2003 by and among PIEDMONT COCA-COLA BOTTLING PARTNERSHIP (formerly known as Carolina Coca-Cola Bottling Partnership), a Delaware general partnership (the "Partnership"), PIEDMONT PARTNERSHIP HOLDING COMPANY, a Delaware corporation, indirect wholly-owned subsidiary of The Coca-Cola Company and successor in interest to Carolina Coca-Cola Holding Company, The Coastal Coca-Cola Bottling Company and Eastern Carolina Coca-Cola Bottling Company, Inc. ("KO Sub") and COCA-COLA VENTURES, INC., a Delaware corporation, wholly-owned subsidiary of Coca-Cola Bottling Co. Consolidated and successor in interest to Palmetto Bottling Company and Fayetteville Coca-Cola Bottling Company ("CCBCC Sub").

                              Statement of Purpose

        KO Sub and CCBCC Sub are partners in the Partnership and are parties to that certain Partnership Agreement, dated as of July 2, 1993 (as amended by that certain First Amendment, dated August 5, 1993, by that certain Second Amendment, dated August 12, 1993, and by that certain Master Amendment to Partnership Agreement, Management Agreement and Definition and Adjustment Agreement, dated January 2, 2002, the "Partnership Agreement"). KO Sub owns a 45.349% general partnership interest in the Partnership and CCBCC Sub owns a 54.651% general partnership interest in the Partnership.

        Pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, between CCBCC Sub and KO Sub, CCBCC Sub will purchase from KO Sub, and KO Sub will sell to CCBCC Sub, a 22.675% interest in the capital, profits and losses of the Partnership, including, without limitation, 50% of KO Sub's Capital Account, KO Sub's rights to allocations of net profit and net loss and distributions of cash flow and capital items of the Partnership (the "Purchase Transaction"), such that immediately after the consummation of the Purchase Transaction, CCBCC Sub and KO Sub will have a 77.326% and 22.674% respective interest in the capital, profits and losses of the Partnership. In connection with the Purchase Transaction, the parties hereto desire to consent to the Purchase Transaction and to amend the Partnership Agreement to (a) adjust the relative ownership percentages of the Partners to give effect to the Purchase Transaction, (b) change the required number of meetings of the executive committee of the Partnership and (c) update certain addresses contained therein, as more fully described herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Partnership Agreement.

        2. Consent to Purchase Transaction. Each of the parties hereto hereby consents to the Purchase Transaction and waives any right to object to the Purchase Transaction under Section 16.1(a) of the Partnership Agreement as a transfer of less than KO Sub's entire Interest.

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        3.      Amendments to Partnership Agreement.

                (a) Section 6 of the Partnership Agreement is hereby amended by deleting the existing Section 6 in its entirety and inserting the following in lieu thereof:

                        Section 6. Partnership Interests. Notwithstanding any adjustment in the Partners' Capital Account balances, each Partner's Interest in the Partnership shall be as follows:

                                         KO Sub          22.674%
                                         Ventures        77.326%

                (b) Section 11.2(a) of the Partnership Agreement is hereby amended by deleting the first sentence of the existing Section 11.2(a) in its entirety and inserting the following in lieu thereof:

                        Regular meetings of the Executive Committee shall be held at such times and places as the Executive Committee shall designate, provided that the Executive Committee shall meet not less than twice a year unless otherwise mutually agreed by the Partners, and provided further that the Executive Committee shall hold a meeting in the first half of December each year for the approval of the Annual Business Plan for the next year.

                (c) Paragraph (b) of Section 25.2 of the Partnership Agreement is hereby amended by deleting the existing paragraph (b) in its entirety and inserting the following in lieu thereof:

                        (b)     If to Ventures:

                                Coca-Cola Bottling Co. Consolidated
                                Coca-Cola Corporate Center
                                4100 Coca-Cola Plaza (28211-3481)
                                P.O. Box 31487
                                Charlotte, North Carolina 28231-1487
                                Attention: Chief Financial Officer
                                Telecopy No.: (704) 557-4451

                                with a copy to:

                                Kennedy Covington Lobdell & Hickman, L.L.P.
                                Hearst Tower, 47th Floor
                                214 North Tryon Street
                                Charlotte, North Carolina 28202
                                Attention: Henry W. Flint, Esq.
                                Telecopy No.: (704) 331-7598

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        4.      Effect of the Amendment. Except for the amendments contemplated hereby, the Partnership Agreement shall be and remain in full force and effect. The amendments granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of the Partnership Agreement or any other document or instrument entered into in connection therewith or a further modification, acceptance or waiver of the provisions set forth therein.

        5. Captions. The captions and section numbers appearing in this Amendment are inserted only as a matter of convenience and in no way define, limit, construe or otherwise describe the scope or intent of the sections of this Amendment.

        6. Binding Effect. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

        7. Severability. If any one or more provisions of this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties hereto agree to use their best efforts to achieve the purpose of the invalid provision by a new legally valid provision.

        8. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

        9. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneously electronic transmission devise pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.
                             *     *     *     *     *

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                                     PIEDMONT COCA-COLA BOTTLING PARTNERSHIP

                                     By:  PIEDMONT PARTNERSHIP HOLDING
                                          COMPANY, its General Partner


                                          By:
                                             -----------------------------------
                                               Gary P. Fayard
                                               President

                                     By:  COCA-COLA VENTURES, INC., its General
                                          Partner


                                          By:
                                             -----------------------------------
                                               David V. Singer
                                               Vice President


                                     PIEDMONT PARTNERSHIP HOLDING COMPANY


                                     By:
                                        ----------------------------------------
                                               Gary P. Fayard
                                               President


                                     COCA-COLA VENTURES, INC.


                                     By:
                                        ----------------------------------------
                                               David V. Singer
                                               Vice President